EXHIBIT 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

October 1, 2026

Board of Directors

F & M Bank Corp.

P.O. Box 1111

Timberville, Virginia 22853

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 filed on or about the date hereof by F & M Bank Corp., a Virginia corporation (the “Registrant”), with the U.S. Securities and Exchange Commission (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 375,000 shares of common stock, $5.00 par value per share (the “Shares”). We understand that 300,000 Shares are to be issued pursuant to the F & M Bank Corp. 2020 Stock Incentive Plan, as amended (the “2020 Plan”) and that 75,000 Shares are to be issued pursuant to the F & M Bank Corp. 2023 Directors Stock Incentive Plan, as amended (the “2023 Plan”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

As the Registrant’s legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale of the Shares pursuant to the 2020 Plan and the 2023 Plan.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as the Registrant’s counsel, to be taken prior to the issuance of the Shares, the Shares when issued in the manner referred to in the Registration Statement and in accordance with the 2020 Plan or the 2023 Plan, as applicable, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

Sincerely,

/s/ Wyrick Robbins Yates & Ponton LLP